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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 2001 (except with respect to the matters discussed in Notes 3 and 9, as to which the date is March 16, 2001) included in Correctional Properties Trust's Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
   April 27, 2001.